Exhibit 99.2

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	2

Consolidated Balance Sheets as of June 30, 2009 and 2008	3

Consolidated Statements of Operations and Comprehensive Income for
the Years Ended June 30, 2009 and 2008	4

Consolidated Statements of Stockholders’ Equity for the Years Ended
June 30, 2008 and 2009	5

Consolidated Statements of Cash Flows for the Years Ended
June 30, 2009 and 2008	6

Notes to Consolidated Financial Statements	7

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation CERTIFIED PUBLIC ACCOUNTANTS 5 Triad Center, Suite 750 Salt Lake City, UT 84180-1128 Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com	Registered with the Public Company Accounting Oversight Board A Member of the Forum of Firms

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders
Sutor Technology Group Limited

We have audited the accompanying consolidated balance sheets of Sutor Technology Group Limited and subsidiaries as of June 30, 2009 and 2008, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years then ended, as adjusted for the effects of the reorganization with Ningbo Zhehua. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sutor Technology Group Limited and subsidiaries as of June 30, 2009 and 2008 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, the accompanying consolidated financial statements have been adjusted for the effects of the reorganization with Ningbo Zhehua.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
September 23, 2009, except for Note 1 – Reorganization of Ningbo Zhehua, as to which the date is November 25, 2009

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua – Note 1)

	Pro Forma
	Stockholders' Equity
	June 30, 2009
	(Unaudited)	June 30,	June 30,
	(Note 1)	2009	2008

ASSETS
Current Assets:
Cash and cash equivalents		$10,653,438	$12,494,339
Restricted cash		64,811,741	62,317,222
Trade accounts receivable, net of allowance for
doubtful accounts of $816,268 and $89,709, respectively		12,107,603	12,253,127
Other receivables		463,916	850,512
Advances to suppliers, related parties		76,391,552	58,292,125
Advances to suppliers, net of allowance
of $898,762 and $1,472,828, respectively		25,039,763	41,093,633
Inventory		44,163,502	63,819,052
Notes receivable		178,237	199,366
Deferred taxes		397,998	288,976
Total Current Assets		234,207,750	251,608,352
Property and Equipment, net of accumulated depreciation of
$18,799,673 and $12,778,475, respectively		77,242,707	66,778,694
Intangible Assets, net of accumulated amortization of
$345,130 and $285,888, respectively		3,047,498	3,238,931
TOTAL ASSETS		$314,497,955	$321,625,977

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable		$16,077,413	$15,079,463
Advances from customers		18,805,901	20,711,566
Other payables and accrued expenses		3,950,336	4,294,538
Short-term notes payable		104,338,736	134,038,763
Short-term notes payable - related parties		9,900,727	1,311,510
Total Current Liabilities		153,073,113	175,435,840
Long-Term Liabilities:
Long-term notes payable		2,859,995	-
Long-term notes payable - related parties		249,996	7,099,998
Total Long-Term Liabilites		3,109,991	7,099,998

Minority Interest in Net Assets of Subsidiary		-	42,340

Stockholders' Equity
Undesignated preferred stock - $0.001 par value;
1,000,000 shares authorized; no shares outstanding	$-	-	-
Common stock - $0.001 par value; 500,000,000 shares authorized;
37,955,602 shares outstanding	37,955	37,955	37,955
Additional paid-in capital	42,233,307	42,233,307	42,233,307
Statutory reserves	12,601,921	12,601,921	12,595,465
Retained earnings	78,265,773	84,865,773	66,193,119
Accumulated other comprehensive income	18,575,895	18,575,895	17,987,953
Total Stockholders' Equity	$151,714,851	158,314,851	139,047,799
TOTAL LIABILITIES AND EQUITY		$314,497,955	$321,625,977

The accompanying notes are an integral part of the consolidated financial statements.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua – Note 1)

	For the Years Ended June 30,
	2009	2008
Revenue:
Revenue	$238,043,282	$276,971,622
Revenue from related parties	191,710,186	193,300,295
	429,753,468	470,271,917
Cost of Revenue
Other cost of revenue	185,988,885	302,012,839
Purchases from related parties	207,458,120	119,667,394
	393,447,005	421,680,233

Gross Profit	36,306,463	48,591,684

Operating Expenses:
Selling expense	4,668,095	4,418,125
General and administrative expense	5,484,802	4,776,894
Total Operating Expenses	10,152,897	9,195,019
Income from Operations	26,153,566	39,396,665

Other Income (Expense):
Interest income	1,502,168	1,099,178
Other income	229,602	215,820
Interest expense	(6,064,680)	(6,291,592)
Other expense	(729,303)	(978,213)
Total Other Income (Expense)	(5,062,213)	(5,954,807)

Income Before Taxes and Minority Interest	21,091,353	33,441,858
Provision for income taxes	(2,412,243)	(2,133,048)
Minority interest in (income) loss of consolidated subsidiary	-	(1,885)

Net Income	$18,679,110	$31,306,925

Basic and Diluted Earnings per Common Share	$0.49	$0.82

Net Income	$18,679,110	$31,306,925
Foreign currency translation adjustment	587,942	12,886,009
Comprehensive Income	$19,267,052	$44,192,934

The accompanying notes are an integral part of the consolidated financial statements.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2007, 2008 AND 2009
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua – Note 1)

						Accumulated
			Additional			Other	Total
	Common Stock		Paid-in	Statutory	Retained	Comprehensive	Stockholders'
	Shares	Amount	Capital	Reserves	Earnings	Income	Equity

Balance, June 30, 2007	37,955,602	$37,955	$42,233,307	$7,748,269	$39,733,390	$5,101,944	$94,854,865
Net income for the year	-	-	-	4,847,196	26,459,729	-	31,306,925
Foreign currency translation adjustment	-	-	-	-	-	12,886,009	12,886,009
Balance, June 30, 2008	37,955,602	37,955	42,233,307	12,595,465	66,193,119	17,987,953	139,047,799
Net income for the year				6,456	18,672,654		18,679,110
Foreign currency translation
adjustment	-	-	-	-	-	587,942	587,942
Balance, June 30, 2009	37,955,602	$37,955	$42,233,307	$12,601,921	$84,865,773	$18,575,895	$158,314,851

The accompanying notes are an integral part of the consolidated financial statements.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua – Note 1)

	For the Years Ended June 30,
	2009	2008

Cash Flows from Operating Activities:
Net income	$18,679,110	$31,306,925
Adjustments to reconcile net income to net cash provided by
(used in) operating activities
Depreciation and amortization	6,299,498	4,593,970
Minority interest in income (loss) of consolidated subsidiary	-	1,885
Deferred income taxes	(107,829)	(272,375)
Gain on sale of assets	(161,458)	(2,844)
Changes in current assets and liabilities:
Trade accounts receivable, net	143,247	4,737,908
Other receivables, net	389,688	(643,883)
Advances to suppliers	16,158,584	2,005,411
Inventories	19,893,366	(30,044,194)
Accounts payable	1,042,324	3,373,432
Advances from customers	(1,986,380)	8,969,708
Other payables and accrued expenses	(283,571)	1,003,152
Advances to suppliers - related parties	(16,535,974)	(62,596,506)
Net Cash Provided by (Used in) Operating Activities	43,530,605	(37,567,411)

Cash Flows from Investing Activities:
Changes in notes receivable	7,301	351,410
Purchase of property and equipment, net of value
added tax refunds received	(17,433,620)	(16,018,837)
Proceeds from sale of assets	783,033	10,369
Net change in restricted cash	(2,247,589)	(23,770,380)
Net Cash Used in Investing Activities	(18,890,875)	(39,427,438)

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable	186,704,193	164,613,794
Payments on notes payable	(214,059,806)	(92,319,823)
Proceeds from issuance of notes payable - related parties	3,354,441	8,411,508
Payments on notes payable - related parties	(2,520,812)	(2,244,164)
Net Cash Provided by (Used in) Financing Activities	(26,521,984)	78,461,315

Effect of Exchange Rate Changes on Cash	41,353	1,224,802

Net Change in Cash	(1,840,901)	2,691,268
Cash and Cash Equivalents at Beginning of Year	12,494,339	9,803,071
Cash and Cash Equivalents at End of Year	$10,653,438	$12,494,339

Supplemental Cash Flow Information
Cash paid during the year for interest	$4,352,876	$5,969,683
Cash paid during the year for taxes	$3,131,154	$3,846,869

The accompanying notes are an integral part of the consolidated financial statements.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

NOTE 1 - ORGANIZATION AND OPERATIONS

Organization – Sutor Technology Group Limited (the “Company”) was organized by Hong Kong Huaye and Shanghai Huaye.  Hong Kong Huaye and Shanghai Huaye are each owned 80% and 20%, respectively, by two individuals (the “Principal Shareholders”).  The Company’s operations are conducted through its wholly owned subsidiaries Changshu Huaye Steel Strip Co., Ltd. (“Changshu Huaye”), Jiangsu Cold-Rolled Technology Co., Ltd. (“Jiangsu Cold-Rolled”) and Ningbo Zhehua Heavy Steel Pipe Manufacturing Co., Ltd. (“Ningbo Zhehua”).

Nature of Operations - The operations of Changshu Huaye are located in the People’s Republic of China (the “PRC”). Changshu Huaye manufactures hot-dip galvanized steel and pre-painted galvanized steel. Changshu Huaye’s revenue is derived primarily from sales of these steel products within the PRC. A significant portion of Changshu Huaye’s purchases and revenues are from transactions with Shanghai Huaye and its subsidiaries. In addition, Changshu Huaye owned a 90% interest in Changshu Dongbang Sewage Treatment Co., Ltd. which is also located in the PRC. This subsidiary was sold in September 2008.

The operations of Jiangsu Cold-Rolled are also located in the PRC. Jiangsu Cold-Rolled operates several production lines that refine products such as cold-rolled steel, HDG steel and acid pickled steel. All of Jiangsu Cold-Rolled’s revenue is derived from sales of these steel products within the PRC.

The operations of Ningbo Zhehua are located in the PRC. Approximately 75% of Ningbo Zhehua’s revenues are derived from sales of heavy steel pipe within the PRC. A significant portion of Changshu Huaye’s purchases and revenues are from transactions with Shanghai Huaye and its subsidiaries.

Reorganization of Ningbo Zhehua - Ningbo Zhehua was organized under the laws of the PRC on April 5, 2004. On November 10, 2009, pursuant to an Equity Transfer Agreement (the “Agreement”), Changshu Huaye acquired 100% of the equity interests of Ningbo Zhehua from Shanghai Huaye for approximately $6.6 million in cash. The acquisition was a transfer of equity interests between entities under common control and was recognized as a reorganization of Ningbo Zhehua into the Company in a manner similar to the pooling-of-interests method of accounting, with the assets and liabilities of Ningbo Zhehua recognized at their historical carrying amounts.

As a result of the reorganization, the accompanying financial statements have been adjusted to combine the assets, liabilities, stockholders’ equity, results of operations and cash flows of Ningbo Zhehua with those of the Company for all periods presented. The $6.6 million payment to Shanghai Huaye has been recognized as a dividend distribution on November 10, 2009. The unaudited pro forma stockholders’ equity in the accompanying consolidated balance sheet at June 30, 2009 has been prepared to present the $6.6 million dividend distribution as though it had occurred on June 30, 2009. The assets, liabilities and stockholder’s equity of the previously separate companies at June 30, 2009 and 2008 were as follows:

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

	June 30, 2009				June 30, 2008
	Sutor				Sutor
	Group	Ningbo	Adjustments	Combined	Group	Ningbo	Adjustments	Combined
Current assets	$229,600,070	$25,363,397	$(20,755,717)	$234,207,750	$233,554,564	$37,117,130	$(19,063,342)	$251,608,352
Property and equipment	69,766,127	7,476,580		77,242,707	59,736,612	7,042,082		66,778,694
Total assets	302,413,695	32,839,977	(20,755,717)	314,497,955	296,530,107	44,159,212	(19,063,342)	321,625,977
Current liabilities	$147,364,421	$26,464,410	$(20,755,718)	$153,073,113	$156,645,757	$37,853,425	$(19,063,342)	$175,435,840
Long-term liabilities	3,109,991	-	-	3,109,991	7,099,998	-	-	7,099,998
Common stock	37,955	5,063,143	(5,063,143)	37,955	37,955	5,063,143	(5,063,143)	37,955
Additional paid-in capital	37,170,164	-	5,063,143	42,233,307	37,170,164	-	5,063,143	42,233,307
Statutory reserves	12,586,995	14,926	-	12,601,921	12,586,995	8,470	-	12,595,465
Retained earnings	84,407,193	458,580	-	84,865,773	65,772,975	420,144	-	66,193,119
Accumulated other
comprehensive income	17,736,976	838,919	-	18,575,895	17,173,923	814,030	-	17,987,953
Total liabilities and
stockholder's equity	$302,413,695	$32,839,978	$(20,755,718)	$314,497,955	$296,530,107	$44,159,212	$(19,063,342)	$321,625,977

Ningbo has reflected receivables from, and payables to related parties on a gross basis while Sutor has reflected them on a net basis due to the right of offset.  The related party balances of Ningbo have been reclassified in the above table to the net presentation method used by Sutor.  In addition the common stock of Ningbo has been eliminated in consolidation.

The results of the operations of the previously separate companies were as follows:

	Sutor Group	Ningbo	Combined
For the Year Ended June 30, 2009
Revenue	$341,485,814	$88,267,654	$429,753,468
Net income	18,634,225	44,885	18,679,110

For the Year Ended June 30, 2008
Revenue	$418,029,840	$52,242,077	$470,271,917
Net income	31,135,970	170,955	31,306,925

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Functional Currency and Translating Financial Statements - The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The functional currency of the Company is the Chinese Yuan Renminbi (“RMB”); however, the accompanying consolidated financial statements have been expressed in United States Dollars (“USD”). The accompanying consolidated balance sheets have been translated into USD at the exchange rates prevailing at each balance sheet date. The accompanying consolidated statements of operations and cash flows have been translated using the weighted-average exchange rates prevailing during the periods of each statement. Transactions in the Company’s equity securities have been recorded at the exchange rate existing at the time of the transaction.

Principles of Consolidation - The accompanying consolidated financial statements includes the accounts and transactions of Sutor Technology Group Limited and its subsidiaries for all periods presented. All significant intercompany accounts and transactions have been eliminated in consolidation.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents - Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term certificates of deposit with original maturities of three months or less.

Restricted Cash - The Company has entered into agreements to pay suppliers, which require the Company to maintain cash balances as security for notes payable to the suppliers. These secured cash balances are presented in the consolidated balance sheets as restricted cash.

Fair Values of Financial Instruments   - The carrying amounts reported in the consolidated balance sheets for trade accounts receivable, other receivables, advances to suppliers, notes receivable, receivable from related parties, accounts payable, short-term notes payable, other payables and accrued expenses, advances from customers, and amounts due to related parties approximate fair value because of the immediate or short-term maturity of these financial instruments.

Credit Risk - The carrying amounts of trade accounts receivable and other non-trade receivables included in the consolidated balance sheets represent the Company’s exposure to credit risk in relation to its financial assets. The Company performs ongoing credit evaluations of each customer’s financial condition. The Company maintains allowances for doubtful accounts and such allowances in the aggregate did not exceeded management’s estimations.

Trade Accounts, Other Receivables and Allowance for Doubtful Accounts - Trade accounts receivables and other receivables are carried at original invoiced amounts less an allowance for doubtful accounts. Other receivables consist of amounts advanced to suppliers, but subsequently not used, resulting in a receivable.

Inventory - Inventory is valued at the lower of cost or market, with cost computed on a first-in-first-out basis.

Valuation of Long-lived Assets - The carrying values of the Company's long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that they may not be recoverable. When such an event occurs, the Company projects the undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections were to indicate that the carrying value of the long-lived asset will not be recovered, the carrying value is reduced by the estimated excess of the carrying value over the projected discounted cash flows.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred and major improvements are capitalized. Gains or losses on sales, trade-ins, or retirements are recognized in income. Interest is capitalized on significant construction projects.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

Intangible Assets - Acquisition costs of land use rights are capitalized and amortized using the straight-line method over their estimated useful lives.

Advances to Suppliers and from Customers - The Company, as is common practice in the PRC, will often make advance payments to its suppliers for materials, or receive advance payments from its customers. The Company had net advances to suppliers of $25,039,763 and $41,093,633 at June 30, 2009 and 2008, respectively. The Company also had advances from its customers in the amount of $18,805,901 and $20,711,566 at June 30, 2009 and 2008, respectively.

Revenue Recognition - The Company recognizes revenues from the sale of products when they are realizable and earned. The Company considers revenue realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectibility is reasonably assured. Revenues are not recognized until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in client acceptance provisions have been satisfied.

As discussed in Note 7, the Company sells product to affiliates, who in turn sell the product to various other third party customers. The price, terms and conditions on the sales to affiliates are the same as those to third parties. Revenue is considered realizable and earned when the affiliates ship the product to third party customers. A fee of 0.5% of the sale is paid to the affiliate for handling the product. These handling fees have been classified as selling expenses in the statement of operations.

Cost of Revenue - Cost of products sold includes wages, materials, handling charges, and other expenses associated with the manufacture and delivery of product.

Shipping and Handling Costs - Shipping and handling costs are billed to customers and are recorded as revenue and the associated costs are included in cost of revenues.

Retirement Benefit Plans - Full time employees of subsidiaries of the Company participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, employee housing fund, and other welfare benefits are provided to employees. Chinese labor regulations require that the subsidiaries of the company make contributions to the government for these benefits based on a certain percentages of employees’ salaries. The Company has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $439,212 and $626,720 for the years ended June 30, 2009 and 2008, respectively.

Share Based Payments - The Company accounts for share-based compensation expense in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment” (SFAS 123R). Under SFAS 123R, share-based compensation expense reflects the fair value of share-based awards measured at the grant date, is recognized over the relevant service period, and is adjusted each period for anticipated forfeitures. We estimate the fair value of each share-based award on the date of grant using the Black-Scholes option valuation model. The Black-Scholes option valuation model incorporates assumptions as to stock price volatility, the expected life of options, a risk-free interest rate and dividend yield.  A total of 2,000,000 shares of common stock were authorized for issuance under the plan.  The plan was approved by the board of directors on April 15, 2009 and approved by the stockholders on June 16, 2009.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

Basic and Diluted Earnings per Common Share - The computation of basic earnings per common share is based on income divided by the weighted-average number of common shares outstanding. Diluted earnings per common share are calculated by dividing income assuming dilution by the weighted-average number of common shares and potential dilutive. The Company does not have any potentially dilutive securities. The calculations of basic and diluted income per share were as follows:

	For the Years Ended June 30,
	2009	2008

Net income	$18,679,110	$31,306,925

Weighted-Average Basic and Dilutive Common Shares Outstanding	37,955,602	37,955,602
Basic and Diluted Earnings per Common Share	$0.49	$0.82

Accumulated Other Comprehensive Income - Accumulated other comprehensive income presented in the accompanying consolidated financial statements consists of foreign currency translation adjustments.

Recently Enacted Accounting Standards - In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 was effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position (FSP FIN) No. 157-2 which extended the effective date for certain nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008.  The adoption of the portions of SFAS No. 157 that were not postponed by FSP FIN No. 157-2 did not have an effect on our consolidated financial statements. The Company does not expect the adoption of the postponed portions of SFAS No. 157 to have a material impact on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS No. 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements, consolidated net income should be adjusted to include the net income attributed to the non-controlling interest and consolidated comprehensive income should be adjusted to include the comprehensive income attributed to the non-controlling interest. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141(R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. SFAS No. 141(R) and SFAS No. 160 are not expected to have a material impact on our results of operations or financial position.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

In December 2007, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 07-1, Accounting for Collaborative Arrangements (EITF 07-1). EITF 07-1 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-1 also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the sufficiency of the disclosures related to these arrangements. EITF 07-1 is effective for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of EITF 07-1 to have a material impact on our consolidated financial statements.

In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets (FSB FAS 142-3). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under FAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R) and other generally accepted accounting principles. FSP FAS 142-3 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2008. The Company does not expect the adoption of FSP FAS 142-3 to have a material impact on our consolidated financial statements.

In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles.  SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP.  The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process.  The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.  The adoption of FASB 162 is not expected to have a material impact on the Company’s financial statements.

In September 2008, the FASB issued FSP FAS 133-1 and FIN 45-4, Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161 (FSP FAS 133-1 and FIN 45-4). FSP FAS 133-1 and FIN 45-4 amends and enhances disclosure requirements for sellers of credit derivatives and financial guarantees. It also clarifies that the disclosure requirements of SFAS No. 161 are effective for quarterly periods beginning after November 15, 2008, and fiscal years that include those periods. FSP FAS 133-1 and FIN 45-4 is effective for fiscal years ending after November 15, 2008. The adoption of FSP FAS 133-1 and FIN 45-4 has not had a material impact on the Company’s financial statements.

In December 2008, the FASB issued FASB Staff Position FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities ("FSP FAS 140-4 and FIN 46(R)-8"). FSP FAS 140-4 and FIN 46(R)-8 amends SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities and FIN 46(R), FASB Interpretation No. 46 (R), Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, to require public entities to provide additional disclosures about transfers of financial assets and their involvement with variable interest entities. FSP FAS 140-4 and FIN 46(R)-8 is effective for fiscal years ending after December 15, 2008. The adoption of FSP FAS 140-4 and FIN 46(R)-8 has not had a material impact on the Company’s financial statements.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

In April 2009, the FASB issued FSP FAS 107-1 and APB 28-1 Interim Disclosures about Fair Value of Financial Instruments. FSP FAS 107-1 and APB 28-1 relate to fair value disclosures for any financial instruments that are not currently reflected on the balance sheet of companies at fair value. Prior to issuing this FSP, fair values for these assets and liabilities were only disclosed once a year. The FSP now requires these disclosures on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value.  FSP FAS 107-1 and APB 28-1 is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The adoption of FSP FAS 107-1 and APB 28-1 is not expected to have a material impact on the Company’s financial statements.

In May 2009, the FASB issued Statement of Financial Accounting Standards No. 165, “Subsequent Events” (SFAS 165). Under SFAS 165, requires companies to evaluate events and transactions that occur after the balance sheet date but before the date the financial statements are issued, or available to be issued in the case of non-public entities. SFAS 165 requires entities to recognize in the financial statements the effect of all events or transactions that provide additional evidence of conditions that existed at the balance sheet date, including the estimates inherent in the financial preparation process. Entities shall not recognize the impact of events or transactions that provide evidence about conditions that did not exist at the balance sheet date but arose after that date. SFAS 165, also requires entities to disclose the date through which subsequent events have been evaluated. SFAS 165 is effective for interim and annual reporting periods ending after June 15, 2009. The Company adopted the provisions of SFAS 165 for the year ended June 30, 2009, as required, the adoption did not have a material impact on the Company’s financial statements.  The Company evaluated events subsequent to the balance sheet date through September 23, 2009.

On January 1, 2009 the Company adopted EITF Issue No. 08-5, Issuer’s Accounting for Liabilities Measured at Fair Value With a Third-Party Credit Enhancement (EITF 08-5). EITF 08-5 provides guidance for measuring liabilities issued with an attached third-party credit enhancement (such as a guarantee). It clarifies that the issuer of a liability with a third-party credit enhancement (such as a guarantee) should not include the effect of the credit enhancement in the fair value measurement of the liability. There was no effect on the Company’s consolidated financial statements upon adoption of EITF 08-5.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles or SFAS No. 168. SFAS No. 168 will become the single source of authoritative nongovernmental U.S. GAAP, superseding existing FASB, American Institute of Certified Public Accountants (AICPA), Emerging Issues Task Force (EITF), and related accounting literature. SFAS No. 168 reorganizes the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure. Also included is relevant SEC guidance organized using the same topical structure in separate sections. SFAS No. 168 will be effective for financial statements issued for reporting periods ending after September 15, 2009. This will have an impact on the Company’s financial disclosures since all future references to authoritative accounting literature will be references in accordance with SFAS No. 168.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

NOTE 3 – INVENTORY

Inventory consisted of the following:

	June 30,
	2009	2008
Raw materials	$19,928,175	$38,819,516
Work in process	8,795	8,762
Finished goods	24,226,532	24,598,193
Goods on consignment	-	392,581
Total Inventory	$44,163,502	$63,819,052

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment includes value-added tax paid. Foreign invested enterprises and foreign enterprises doing business in the PRC are generally able to receive a refund of the value-added tax paid on property and equipment purchased and manufactured within the PRC. The Company recognizes refunds of value-added tax as a reduction of property and equipment when the refunds are collected. The refunds are a long-term asset as it can take up to three years to collect them from the PRC government. Investment tax credits are realized upon collection from the government. For further discussion regarding the investment tax credit, see Note 8.

Property and equipment consisted of the following:

	June 30,
	2009	2008
Buildings and plant	$26,246,637	$17,603,232
Machinery	64,664,413	42,316,620
Office and other equipment	1,070,092	973,604
Vehicles	260,490	260,245
Construction in process	3,800,748	18,403,468
Total	96,042,380	79,557,169
Less accumulated depreciation	(18,799,673)	(12,778,475)
Net property, plant and equipment	$77,242,707	$66,778,694

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, as follows:

Life
Buildings and plant	20 years
Machinery	10 years
Office and other equipment	5 years
Vehicles	5 years

Depreciation expense for the years ended June 30, 2009 and 2008 was $6,230,949 and $4,521,260, respectively.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

NOTE 5 - INTANGIBLE ASSETS

The Company’s intangible assets consist of several land use rights, which are amortized over the 50-year life of those rights. Amortization expense for the years ended June 30, 2009 and 2008 was $68,549 and $72,710, respectively. Intangible information by segment is presented below:

	Changshu	Jiangsu
As of June 30, 2009	Huaye	Cold Rolled	Total
Gross Carrying Amount	$2,158,704	$1,233,924	$3,392,628
Accumulated Amortization	(239,439)	(105,691)	(345,130)
	$1,919,265	$1,128,233	$3,047,498

	Changshu	Jiangsu
As of June 30, 2008	Huaye	Cold Rolled	Total
Gross Carrying Amount	$2,150,222	$1,374,597	$3,524,819
Accumulated Amortization	(195,493)	(90,395)	(285,888)
	$1,954,729	$1,284,202	$3,238,931

The following schedule sets forth the estimated amortization expense for the periods presented:

Estimated Amortization Expense
For the year ending June 30, 2010	$67,819
For the year ending June 30, 2011	67,819
For the year ending June 30, 2012	67,819
For the year ending June 30, 2013	67,819
For the year ending June 30, 2014	67,819

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

NOTE 6 - NOTES PAYABLE

The Company’s notes payable consist of short and long-term debt.  All short-term notes payable were due to banks. The following schedules set forth the Company’s notes payable:

	Maturity	June 30,	June 30,
	Date	2009	2008
Short-term notes payable, no interest rate, secured by cash
deposits, guaranteed by related parties	various dates	$24,105,891	$65,455,921
Note payable at 4.86% interest, secured by land use right	8/4/2009	1,899,252	-
Note payable at 4.86% interest, secured by property	8/6/2009	8,327,489	-
Note payable at 5.31% interest, guaranteed by related party	8/13/2009	1,753,156	-
Note payable at 5.37% interest, guaranteed by related party	12/28/2009	1,460,963	-
Note payable at 5.31% interest, guaranteed by related party	2/26/2010	2,921,926	-
Note payable at 5.31% interest, secured by land use right	4/13/2010	4,382,889	-
Note payable at 6.03% interest, guaranteed by related party	4/29/2010	2,921,926	-
Note payable at 6.03% interest, guaranteed by related party	5/27/2010	7,304,815	-
Note payable at 5.31% interest, guaranteed by related party	6/25/2010	2,921,926	-
Note payable at 4.86% interest, guaranteed by related party	various dates	46,312,530	-
Note payable at 5.37% interest, secured by a letter of credit	6/30/2009	25,973	-
Note payable at 6.84% interest	matured	-	2,910,446
Note payable at 7.52% interest	matured	-	2,910,446
Note payable at 6.57% interest	matured	-	1,746,267
Note payable at 6.57% interest	matured	-	3,347,012
Note payable at 6.57% interest	matured	-	11,787,305
Note payable at 8.22% interest	matured	-	4,509,381
Note payable at 6.90% interest	matured	-	1,746,267
Note payable at 6.57% interest	matured	-	2,910,446
Note payable at 6.57% interest	matured	-	1,891,790
Note payable at 6.57% interest	matured	-	18,917,896
Note payable at 6.90% interest	matured	-	11,059,693
Note payable at 7.227% interest	matured	-	407,462
Note payable at 7.227% interest	matured	-	154,254
Note payable at 7.227% interest	matured	-	340,522
Note payable at 7.227% interest	matured	-	1,033,209
Note payable at 6.57% interest	matured	-	1,746,268
Note payable at 6.57% interest	matured	-	1,164,178
Total Short-Term Notes Payable		$104,338,736	$134,038,763

Long-term note payable at 6.00% interest, unsecured	11/20/2011	$2,859,995	$-
Total long-term notes payable		$2,859,995	$-

The Company has certain notes payable that indicate that they have a zero interest rate.  The Company intends to repay these notes as they mature.  Interest-free loans are common in China; therefore, the Company does not impute interest on these loans.

The Company’s debt agreements contain debt covenants which require the Company to maintain certain inventory levels. The Company was in compliance with these debt covenants at June 30, 2009.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

NOTE 7 - RELATED PARTIES

Notes payable to related parties were comprised of the following:

	Maturity	June 30,	June 30,
	Date	2009	2008
Short-term note payable to related party
Note payable to Principal Shareholder, no interest rate, unsecured	On demand	$1,568,636	$1,311,510
Note payable to Principal Shareholder, no interest rate, unsecured	On demand	1,052,099	-
Note payable to Principal Shareholder, no interest rate, unsecured	On demand	79,997	-
Note payable to Principal Shareholder, no interest rate, unsecured	On demand	99,997	-
Note payable to related party, at 5.00%, unsecured	12/20/2009	7,099,998	-
Total short-term notes payable - related parties		$9,900,727	$1,311,510

Long-term note payable to related party
at 5.00% interest, unsecured	12/20/2009	$-	$7,099,998
Note payable to Principal Shareholder, 3.6% interest, unsecured	3/11/2012	99,998	-
Note payable to Principal Shareholder, 5.0% interest, unsecured	4/29/2012	149,998	-
Total long-term notes payable - related parties		$249,996	$7,099,998

The Company sells it products to and buys raw materials from various companies which are owned or controlled by the Principal Shareholders. These other companies are composed of 20 sister companies with which the Company conducts significant transactions. Revenues related to these transactions are shown separately in the accompanying consolidated statements of operations. For the years ended June 30, 2009 and 2008, costs of revenue include purchases from these related parties of $207,458,120 and $119,667,394, respectively.

The amounts due to related parties are non-interest bearing and were incurred in the normal course of business. Receivables from, advances to suppliers, sales to, payables from advanced sales deposits, and payables from purchases from related parties have been netted due to the right of offset. At June 30, 2009 and 2008, the net amounts due from related parties were $76,391,552 and $58,292,125, respectively. The amounts charged for products to the Company by the related parties are under the same pricing, terms and conditions as those charged to third parties, and are due upon receipt. It is not uncommon for the Company with its related parties to accommodate an extension of 90 to 180 days. Amounts receivable from related parties are also due upon delivery. Advances to suppliers to related parties are relieved once the goods are received.

At June 30, 2009, the Company had unused letters of credit totaling $73,340,346 in the form of banker’s acceptance notes that are held by related parties in connection with purchases from related parties. The banker’s acceptance notes carry a 0% interest rate, can be presented to the respective banks in 90 to 180 days from the dates they were written, are secured by cash on deposit with the respective banks and are guaranteed by related parties.

On December 20, 2007, Ms. Lifang Chen, the Company’s Chairperson and CEO and one of the Principal Shareholders, loaned the Company $7.1 million. The loan is for a period of 24 months, carries an interest rate of 5% and is included in the accompanying balance sheet at June 30, 2009 under the caption short term notes payable – related parties.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

On various dates from February 25, 2007 to June 30, 2009, Ms. Chen loaned the Company a total of $5.3 million.  The Company during that same period paid Ms. Chen $2.5 million.  The notes are due on demand and bear no interest and are included in the accompanying balance sheet under the caption short-term notes payable – related parties in the net amount of $2.8 million and $1.3 million at June 30, 2009 and 2008, respectively.

On November 8, 2008, the Company entered into an agreement with Ms. Lifang Chen, the Company’s Chairperson and CEO and one of the Principal Shareholders, for the lease of 1,200 square meters of property in the Dongbang Industrial Park, in Changhsu, China.  The terms of the agreement state that the Company will lease the property for two years, and pay the Principal Shareholder approximately $17,500 per month.

On August 6, 2004, the Company entered into a 10 year lease agreement with Ningbo Huaye Steel Processing, Ltd. to use a factory building in the Ningbo Camel Luo Ji Dian Industrial Park.  Lease payments are made quarterly at a monthly rate of approximately $11,700.

Rent expense for the two leases for the years ended June 30, 2009 and 2008 were $280,366 and $131,676, respectively.  Annual future minimum lease payments due under the operating leases are as follows:

For the Year Ending June 30,
2010	$350,631
2011	210,379
2012	140,252
2013	140,252
2014	23,375
Total	$584,385

On March 11, 2009, Ms. Chen loaned the Company $99,998.  The loan is for a period of 36 months, carries an interest rate of 3.60% and is included in the accompanying balance sheet at June 30, 2009 under the caption long-term notes payable – related parties.

On April 29, 2009, Ms. Chen loaned the Company $149,998.  The loan is for a period of 36 months, carries an interest rate of 5.00% and is included in the accompanying balance sheet at June 30, 2009 under the caption long-term notes payable – related parties.

Some of the Company’s notes payables are guaranteed by related parties as described in Note 6.

NOTE 8 - INCOME TAXES

Before the implementation of the new Enterprise Income Tax Law (“EIT Law”) as discussed below, Foreign Invested Entities (“FIE”) established in the PRC were generally subject to an enterprise income tax (“EIT”) rate of 33.0%, which includes a 30.0% state income tax and a 3.0% local income tax. FIEs established in Coastal Open Economic Zones, Special Economic Zones or Economic and Technical Development Zones, such as the Company’s PRC subsidiaries Changshu Huaye and Jiangsu Cold-Rolled, are subject to an EIT rate of 24.0% of the assessable profits. As approved by the local tax authority in the PRC, Changshu Huaye was entitled to a two-year exemption from EIT followed by 50% tax exemption for the next three calendar years, commencing from the first cumulative profit-making year in the calendar of 2004. Accordingly, Changshu Huaye was exempt from EIT for the calendar year of 2004 and 2005 and was and would be subject to a tax rate of 12% for the calendar years 2006, 2007 and 2008. Jiangsu Cold-Rolled had the same two-year full tax exemption for the calendar years 2006 and 2007, followed by 50% tax exemption for the next three years. Ningbo Zhehua has no preferential tax treatment and is subject to the statutory EIT rates.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

In addition, Changshu Huaye, being a FIE, was entitled to a special tax concession that allows an amount up to 40% of the qualifying domestic capital expenditures (as defined and approved under the relevant PRC income tax rule) to be used as an offset against the excess of the current year’s EIT over the prior year’s EIT.

On March 16, 2007, the National People’s Congress of China passed the new EIT Law, and on December 6, 2007, the State Council of China passed the Implementing Rules for the EIT Law (“Implementing Rules”) which took effect on January 1, 2008. The EIT Law and Implementing Rules impose a unified EIT of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions. Therefore, nearly all FIEs are subject to the new tax rate alongside other domestic businesses rather than benefiting from the old FIE tax laws, and its associated preferential tax treatments, beginning January 1, 2008.

The EIT Law gives existing FIEs a five-year grandfather period during which they can continue to enjoy their existing preferential tax treatments. Changshu Huaye is subject to an EIT rate of 12.5% for the calendar year of 2008 and will be subject to EIT rate of 25% for 2009 and beyond. Jiangsu Cold-Rolled is exempt from EIT for the calendar year 2008 and will be subject to EIT of 12.5% for the calendar years 2009, 2010 and 2011. Jiangsu Cold-Rolled will be subject to an EIT of 25% for the calendar year 2012 and beyond. The discontinuation of any such special or preferential tax treatment or other incentives would have an adverse affect on the Company’s business, fiscal condition and current operations in China.

During the year ended June 30, 2008, the PRC tax authorities approved the application of Changshu Huaye for a tax credit on certain domestic purchases of machinery in the PRC.  The credit is based upon 40% of certain eligible assets for specific industries in the PRC, and is payable at the government’s discretion.  The credit is recorded when the refund for the tax credit is collected. As a result of being granted the credit, the Company recorded a reduction in its income tax provision in the amount of $1,385,711 for the year ended June 30, 2008.

Taxes payable are a component of other payables and accrued expenses in the accompanying consolidated balance sheets and consisted of:

	June 30,
	2009	2008
Value added tax	$825,091	$335,065
Income tax	675,000	1,077,378
Surtax, insurance, other	31,732	121,570
Total Taxes	$1,531,823	$1,534,013

The statutory tax rate for 2009 is 25%. Due to the change in tax rate during fiscal 2008, the statutory tax rate for June 30, 2008 is a blended rate of approximately 30%, which was calculated as 33% during the six months ended December 31, 2007 and 25% during the six months ended June 30, 2008.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

Following is a reconciliation of income taxes at the calculated statutory rates:

	For the Years Ended June 30,
	2009	2008

Income tax calculated at statutory rates	$5,272,838	$10,131,748
Investment tax credit	-	(1,385,711)
Benefit of favorable rates	(573,128)	(1,640,703)
Benefit of tax holiday	(2,641,149)	(5,008,137)
Tax effect of change in tax rates	-	155,800
Non deductible expenses	49,823	98,477
Tax effect of parent and sewer losses	303,859	(218,426)
Provision for income taxes	$2,412,243	$2,133,048

Deferred taxes are comprised of the following:

	June 30,
	2009	2008

Allowance for doubtful trade receivables	$182,263	$16,105
Allowance for doubtful other receivables	25,840	-
Allowance for doubtful advances to suppliers	189,895	272,871

Total deferred income tax assets	$397,998	$288,976

The provision for income taxes is comprised of the following:
	For the Years Ended June 30,
	2009	2008

Current	$2,520,565	$2,422,024
Deferred	(108,322)	(288,976)
Provision for income taxes	$2,412,243	$2,133,048

If the Company had not been granted a “tax holiday” during the years ended June 30, 2009 and 2008, the provision for income taxes would have been $5,053,392 and $7,141,185, respectively. Net income after income tax for the years ended June 30, 2009 and 2008 would have been $16,037,961 and $26,300,673, respectively. Basic and diluted earnings per common share for the years ended June 30, 2009 and 2008 would have been $0.42 and $0.69, respectively.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Economic environment - Since most of the Company’s operations are conducted in the PRC, the Company is subject to special considerations and significant risks. These risks include, among others, the political, economic and legal environments and foreign currency exchange rates. The Company’s results from operations may, among other things, be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to: laws and regulations, anti-inflationary measures, currency conversions and remittances abroad, and rates and methods of taxation.

Foreign currency remittance - The Company’s revenue is either earned in the PRC or remitted to banks within the PRC and is denominated in the PRC’s currency of RMB. The transfer of currencies outside of the PRC must be converted into other currencies. Both the conversion of RMB into foreign currencies and the remittance of those currencies outside the PRC require approval of the PRC government.

NOTE 10 - STOCKHOLDERS’ EQUITY

Preferred Stock – The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.001 per share. The Company may issue the preferred stock in one or more series with such rights, preferences and designations as determined by its Board of Directors.

Statutory Reserves - According to the articles of association of Changshu Huaye and Jiangsu Cold-Rolled, the Company is required to transfer a certain portion of its net profits, as determined under PRC accounting regulations, from net income to both the surplus reserve fund and the public welfare fund.

2009 Equity Incentive Plan - During 2009 the Company created the 2009 Equity Incentive Plan and reserved 2,000,000 shares of the Company’s common stock to be included as part of the plan.  There were no issuances under the plan during fiscal 2009.

NOTE 11 - SEGMENT INFORMATION

The Company has three reportable segments represented by its three subsidiaries Changshu Huaye, Jiangsu Cold-Rolled and Ningbo Zhehua, as described in Note 1. Changshu Dongbang Sewage Treatment Co., Ltd. has been included with Changshu Huaye as its operations are insignificant and do not meet any of the quantitative thresholds for discrete presentation.

Factors Management Used to Identify the Enterprise’s Reportable Segments - The Company’s reportable segments are business units that offer different products and are managed separately and require reporting to the various regulatory jurisdictions. Changshu Huaye mainly produces hot-dip galvanized steel and pre-painted galvanized steel products. Cold-Rolled offers cold-rolled steel strips, HDG steel and acid pickled steel products and Ningbo Zhehua offers heavy steel pipe.

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

Certain segment information is presented below:

At June 30, 2009 and for the year then ended	Changshu Huaye	Jiangsu Cold- Rolled	Ningbo Zhehua	Inter-Segment and Reconciling Items	Total
Revenue	$237,800,296	$103,685,518	$88,267,654	$-	$429,753,468
Total operating expenses	5,215,809	1,271,239	3,064,963	600,886	10,152,897
Interest income	1,304,032	82,434	115,702	-	1,502,168
Interest expense	1,303,045	4,125,061	177,953	458,621	6,064,680
Depreciation and amortization expense	2,184,553	3,561,839	553,106	-	6,299,498
Provision for income taxes	1,785,647	545,204	81,392	-	2,412,243
Net income	11,829,839	7,863,893	44,885	(1,059,507)	18,679,110
Capital expenditures, net of VAT refunds	1,680,613	14,793,382	959,625	-	17,433,620
Total assets	232,770,219	129,016,250	12,084,261	(59,372,775)	314,497,955

At June 30, 2008 and for the year then ended	Changshu Huaye	Jiangsu Cold- Rolled	Ningbo Zhehua	Inter-Segment and Reconciling Items	Total
Revenue	$260,528,089	$157,501,751	$52,242,077	$-	$470,271,917
Total operating expenses	4,635,428	665,992	3,207,609	685,990	9,195,019
Interest income	832,179	111,287	155,712	-	1,099,178
Interest expense	1,944,739	4,120,647	38,494	187,712	6,291,592
Depreciation and amortization expense	2,024,644	2,359,774	209,552	-	4,593,970
Provision for income taxes	1,916,468	-	216,580	-	2,133,048
Net income	26,169,281	5,840,391	170,955	(873,702)	31,306,925
Capital expenditures, net of VAT refunds	455,198	10,417,104	5,146,535	-	16,018,837
Total assets	196,192,239	101,176,306	25,095,870	(838,438)	321,625,977

NOTE 12 - GEOGRAPHIC INFORMATION

The following schedule summarizes the sources of the Company’s revenue by geographic regions for the years ended June 30, 2009, 2008, and 2007:
	Years Ended June 30,
Geographic Area	2009	2008
People's Republic of China	$384,353,522	$444,219,794
Rest of Asia	9,929,220	7,071,283
United States	10,210,898	2,398,359
European Union	3,909,866	895,217
Other Countries	21,349,962	15,687,264
Total	$429,753,468	$470,271,917

NOTE 13 - QUARTERLY FINANCIAL DATA (UNAUDITED)

The following tables are a summary of unaudited quarterly financial information for the years ended June 30, 2009 and 2008.
	Three Months Ended
	September 30,	December 31,	March 31,	June 30,
	2008	2008	2009	2009
Revenues	$130,057,363	$94,071,761	$95,810,024	$109,814,320
Income from Operations	13,288,809	5,044,052	4,172,573	3,648,132
Net Income	10,862,301	3,234,873	343,409	4,238,526
Basic and Diluted Earnings Per Common Share	0.29	0.09	0.01	0.11

	Three Months Ended
	September 30,	December 31,	March 31,	June 30,
	2007	2007	2008	2008
Revenues	$109,261,631	$124,414,973	$115,687,208	$120,908,105
Income from Operations	8,539,992	8,796,569	10,413,656	11,646,448
Net Income	6,779,453	6,724,248	8,010,314	9,792,909
Basic and Diluted Earnings Per Common Share	0.18	0.18	0.21	0.26

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

NOTE 14 - PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

Basis of presentation
For the purpose of presenting parent company only condensed financial information, the basis used in this presentation assumes the reorganization and the change of the reporting entity had taken place for all periods presented. The investment in the unconsolidated subsidiaries, which occurred on February 1, 2007, is recorded under the equity method of accounting as prescribed in APB opinion No. 18, The Equity Method of Accounting for Investments in Common Stock . Under PRC laws and regulations, there are restrictions on the Company’s ability to transfer substantially all of its assets out of the PRC, regardless of the form of such transfer (dividends, loans, advances) (See Note 9).

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

SUTOR TECHNOLOGY GROUP LIMITED
CONDENSED BALANCE SHEETS

	June 30,
	2009	2008

ASSETS
Current Assets:
Cash and cash equivalents	$42,657	$63,666
Total Current Assets	42,657	63,666

Investment in unconsolidated subsidiaries	170,360,611	146,271,843

TOTAL ASSETS	$170,403,268	$146,335,509

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accrued liabilities	$646,335	$187,712
Notes Payable - related parties	8,332,091	-
Total Current Liabilities	8,978,426	187,712

Long-Term Liabilities
Notes Payable	2,859,995	-
Notes Payable - Related Parties	249,996	7,099,998
Total Long-Term Liabilities	3,109,991	7,099,998

Stockholders' Equity
Undesignated preferred stock - $0.001 par value;
1,000,000 shares authorized; no shares outstanding	-	-
Common stock - $0.001 par value; 500,000,000 shares authorized;
37,955,602 shares outstanding	37,955	37,955
Additional paid-in capital	42,233,307	42,233,307
Statutory reserves	12,601,921	12,595,465
Retained earnings	84,865,773	66,193,119
Accumulated other comprehensive income	18,575,895	17,987,953
Total Stockholders' Equity	158,314,851	139,047,799

TOTAL LIABILITES AND STOCKHOLDERS' EQUITY	$170,403,268	$146,335,509

SUTOR TECHNOLOGY GROUP LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(As Adjusted for the Effects of the Reorganization with Ningbo Zhehua)

SUTOR TECHNOLOGY GROUP LIMITED
CONDENSED STATEMENTS OF OPERATIONS

	For the Years Ended June 30,
	2009	2008

General and Administrative expenses	$(600,886)	$(685,990)
Interest expense	(458,621)	(187,712)
Equity in earnings of unconsolidated subsidiaries	19,738,617	32,180,627

Net Income	$18,679,110	$31,306,925

SUTOR TECHNOLOGY GROUP LIMITED
CONDENSED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2009	2008

Cash Flows from Operating Activities:
Net income	$18,679,110	$31,306,925
Adjustments to reconcile net income to net cash
used in operating activitites:
Undistributed equity in earnings of unconsolidated subsidiaries	(19,738,617)	(32,180,627)
Changes in current assets and liabilities:
Other payables and accrued expenses	458,623	187,712
Net Cash Used in Operating Activities	(600,884)	(685,990)

Cash Flows from Investing Activities
Investment in subsidiaries	(2,860,104)	(6,377,953)
Net Cash Used in Investing Activities	(2,860,104)	(6,377,953)

Cash Flows from Financing Activities:
Proceeds from issuance of related party notes payable	3,439,979	7,099,998
Net Cash Provided by Financing Activities:	3,439,979	7,099,998

Net increase in cash and cash equivalents	(21,009)	36,055
Cash at beginning of period	63,666	27,611
Cash and Cash Equivalents at End of Period	$42,657	$63,666